UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 16, 2021

VERITEX HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Texas	001-36682	27-0973566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8214 Westchester Drive, Suite 800
Dallas, Texas 75225
(Address of principal executive offices)

(972) 349-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VBTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2021, Veritex Holdings, Inc. (“Veritex”), the parent company of Veritex Community Bank (the “Bank,” and together with Veritex, the “Company”), entered into employment agreements with the following officers:

C. Malcolm Holland, the Company’s President and Chief Executive Officer;
Jeff Kesler, the Bank’s Dallas Market President;
Jon Heine, the Bank’s Houston Market President; and
Clay Riebe, the Bank’s Chief Credit Officer (each agreement, an “Employment Agreement”).

Except as described below, Messrs. Holland, Kesler, Heine and Riebe have not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Mr. Holland’s Employment Agreement

Pursuant to the terms of Mr. Holland’s Employment Agreement, Mr. Holland will continue to serve as the President and Chief Executive Officer of the Company. Under Mr. Holland’s Employment Agreement, Mr. Holland will receive a base salary of $725,000 per year, which may be increased from time to time with the approval of the board of directors of the Company (the “Board”), and will be eligible to participate in the benefit and compensation plans of the Company applicable to executives and to receive reimbursement for reasonable business expenses in accordance with the policies of the Company.

If Mr. Holland’s employment is terminated by the Company without cause or by him for good reason (such a termination, a “involuntary termination”), prior to or more than 24 months after a change of control, Mr. Holland will be entitled to receive the following severance payments and benefits, subject to execution and non-revocation of a release of claims: (i) an amount equal to 24 months of Mr. Holland’s base salary plus a cash payment equal to two times the average annual cash incentive bonus paid to Mr. Holland for the two full calendar years immediately preceding the date that his employment terminates, (ii) an annual cash incentive bonus payment for the year of termination of employment, subject to achievement of the applicable performance criteria relating to payment of such bonus, pro-rated based on the number of days Mr. Holland was employed during the performance year, and (iii) a cash payment equal to 12 months of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premium in effect at the time of Mr. Holland’s termination of employment.

Upon an involuntary termination that occurs on or within 24 months of a change of control, Mr. Holland will be entitled to receive the following severance payments and benefits, subject to execution and non-revocation of a release of claims: (i) an amount equal to 36 months of Mr. Holland’s base salary plus a cash payment equal to three times the average annual cash incentive bonus paid to Mr. Holland for the two full calendar years immediately preceding the date that his employment terminates; (ii) an annual cash incentive bonus payment for the year of termination of employment, subject to achievement of the applicable performance criteria relating to payment of such bonus, pro-rated based on the number of days Mr. Holland was employed during the performance year, and (iii) a cash payment equal to 18 months of the COBRA premium in effect at the time of Mr. Holland’s termination of employment.

Mr. Holland’s Employment Agreement also contains non-competition, non-solicitation and non-recruitment covenants, as well as customary confidentiality, non-disparagement and cooperation covenants.

The foregoing summary of Mr. Holland’s Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of such Employment Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Messrs. Kesler, Heine and Riebe’s Employment Agreements

Pursuant to the terms of his respective Employment Agreement, Mr. Kesler will continue to serve as the Bank’s Dallas Market President, Mr. Heine will continue to serve as the Bank’s Houston Market President, and Mr. Riebe will continue to serve as the Bank’s Chief Credit Officer. Under the Employment Agreements, Messrs. Kesler, Heine and Riebe will receive a base salary of $425,000, $425,000 and $400,000, respectively, each of which may be increased from time to time with the approval of the Board. Messrs. Kesler, Heine and Riebe will be eligible to participate in the benefit and compensation plans of the Company applicable to executives and to receive reimbursement for reasonable business expenses in accordance with the policies of the Company.

Upon an involuntary termination that occurs prior to or more than 24 months of a change of control, Messrs. Kesler, Heine and Riebe will be entitled to receive the following severance payments and benefits, subject to execution and non-revocation of a release of claims: (i) an amount equal to 12 months of such person’s base salary plus a cash payment equal to the average annual cash incentive bonus paid to such person for the two full calendar years immediately preceding the date that such person’s employment terminates, (ii) an annual cash incentive bonus payment for the year of such person’s termination of employment, subject to achievement of the applicable performance criteria relating to payment of such bonus, pro-rated based on the number of days that such person was employed during the performance year; and (iii) a cash payment equal to 12 months of the COBRA premium in effect at the time of such person’s termination of employment.

Upon an involuntary termination that occurs on or within 24 months of a change of control, Messrs. Kesler, Heine and Riebe will be entitled to receive the following severance payments and benefits, subject to execution and non-revocation of a release of claims: (i) an amount equal to 30 months of such person’s base salary, plus a cash payment equal to two-and-a-half times the average annual cash incentive bonus paid to such person for the two full calendar years immediately preceding the date that such person’s employment terminates, (ii) an annual cash incentive bonus payment for the year of such person’s termination of employment, subject to achievement of the applicable performance criteria relating to payment of such bonus, pro-rated based on the number of days that such person was employed during the performance year, and (iii) a cash payment equal to 18 months of the COBRA premium in effect at the time of such person’s termination of employment.

The Employment Agreements also contain non-competition, non-solicitation and non-recruitment covenants, as well as customary confidentiality, non-disparagement and cooperation covenants.

The foregoing summary of Messrs. Kesler, Heine and Riebe’s respective Employment Agreements is not complete and is qualified in its entirety by reference to the complete text of each such Employment Agreement, which are filed hereto as Exhibit 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated April 16, 2021, by and among Veritex Community Bank, Veritex Holdings, Inc. and C. Malcolm Holland
10.2	Executive Employment Agreement, dated April 16, 2021, by and among Veritex Community Bank, Community Bank, Veritex Holdings, Inc. and Jeff Kesler
10.3	Executive Employment Agreement, dated April 16, 2021, by and among Veritex Community Bank, Community Bank, Veritex Holdings, Inc. and Jon Heine
10.4	Executive Employment Agreement, dated April 16, 2021, by and among Veritex Community Bank, Community Bank, Veritex Holdings, Inc. and Clay Riebe
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritex Holdings, Inc.

By:	/s/ C. Malcolm Holland, III
C. Malcolm Holland, III
Chairman and Chief Executive Officer
Date:	April 23, 2021